Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Share Incentive Plan of iQIYI, Inc. of our reports dated March 14, 2024, with respect to the consolidated financial statements of iQIYI, Inc. and the effectiveness of internal control over financial reporting of iQIYI, Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Beijing, The People’s Republic of China
June 17, 2024